Silberstein Ungar, PLLC CPAs and Business Advisors
Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.sucpas.com

October 21, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Energy Edge Technologies Corporation
Bridgewater, NJ 08807

To Whom It May Concern:

Silberstein Ungar, PLLC hereby consents to the incorporation by reference in the Form S-8, Registration Statement under the Securities Act of 1933, filed by Energy Edge Technologies Corporation of our report dated April 11, 2011, relating to the financial statements of Energy Edge Technologies Corporation as of and for the years ending December 31, 2010 and 2009.

Sincerely,

/s/ Silberstein Ungar, PLLC

Silberstein Ungar, PLLC

Bingham Farms, Michigan